UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2018

Griffin Capital Essential Asset REIT, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number: 000-54377

Maryland	26-3335705
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Griffin Capital Plaza, 1520 E. Grand Avenue, El Segundo, CA 90245
(Address of principal executive offices, including zip code)

(310) 469-6100
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[X] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement
Merger
On December 14, 2018, Griffin Capital Essential Asset REIT, Inc. (the “Registrant”), Griffin Capital Essential Asset Operating Partnership, L.P. (the “GCEAR Operating Partnership”), Griffin Capital Essential Asset REIT II, Inc. (“GCEAR II”), Griffin Capital Essential Asset Operating Partnership II, L.P. (the “GCEAR II Operating Partnership”) and Globe Merger Sub, LLC, a wholly owned subsidiary of GCEAR II (“Merger Sub”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Prior to execution of the Merger Agreement, on December 14, 2018, the Registrant entered into a series of transactions and became self-managed, as further described herein (the “Self Administration Transaction”).
Subject to the terms and conditions of the Merger Agreement, (i) the Registrant will merge with and into Merger Sub, with Merger Sub surviving as a direct, wholly owned subsidiary of GCEAR II (the “Company Merger”) and (ii) the GCEAR II Operating Partnership will merge with and into the GCEAR Operating Partnership (the “Partnership Merger” and, together with the Company Merger, the “Merger”), with the GCEAR Operating Partnership surviving the Partnership Merger. At such time, (x) in accordance with the applicable provisions of the Maryland General Corporation Law, the separate existence of the Registrant shall cease and (y) in accordance with the Delaware Revised Uniform Limited Partnership Act, the separate existence of the GCEAR II Operating Partnership shall cease.
At the effective time of the Company Merger, each issued and outstanding share of the Registrant’s common stock (or fraction thereof), $0.001 par value per share (the “GCEAR Common Stock”), will be converted into the right to receive 1.04807 shares of newly created Class E common stock of GCEAR II, $0.001 par value per share (the “GCEAR II Class E Common Stock”), and each issued and outstanding share of the Registrant’s Series A cumulative perpetual convertible preferred stock (the “Series A Preferred Stock”) will be converted into the right to receive one share of newly created Series A cumulative perpetual convertible preferred stock of GCEAR II.
At the effective time of the Partnership Merger, each GCEAR Operating Partnership unit (“OP Units”) outstanding immediately prior to the effective time of the Partnership Merger will convert into the right to receive 1.04807 Class E OP Units in the surviving partnership and each GCEAR II Operating Partnership unit outstanding immediately prior to the effective time of the Partnership Merger will convert into the right to receive one OP Unit of like class in the surviving partnership. The special limited partnership interest of the GCEAR II Operating Partnership will be automatically redeemed, canceled and retired as described in the Merger Agreement.
The combined company (the “Combined Company”) following the Merger will temporarily retain the name “Griffin Capital Essential Asset REIT II, Inc.” The Company Merger is intended to qualify as a “reorganization” under, and within the meaning of, Section 368(a) of the Internal Revenue Code of 1986, as amended.
The Combined Company will have a total capitalization of approximately $4.75 billion, and will own 103 properties in 25 states, consisting of approximately 27.4 million square feet. On a pro forma basis, the Combined Company portfolio will be 96.5% occupied, on a weighted average basis, with a remaining weighted average lease term of 7.4 years. Approximately 66.9% of the Combined Company portfolio net rent, on a pro forma basis, will come from properties leased to tenants and/or guarantors who have, or whose non-guarantor parent companies have, investment grade or what management believes are generally equivalent ratings. In addition, no tenant will represent more than 4.2% of the net rents of the Combined Company, on a pro forma basis, with the top ten tenants comprising a collective 27.4% of the net rents of the Combined Company.
Agreement and Plan of Merger
Subject to the terms and conditions of the Merger Agreement, at the effective time of the Company Merger, each share of GCEAR Common Stock issued and outstanding immediately prior to the effective time of the Company Merger will be automatically canceled and retired, and converted into the right to receive 1.04807 shares of newly created GCEAR II Class E Common Stock.

Each share of GCEAR Common Stock, if any, then held by the Registrant or any of its wholly owned subsidiaries or held as the Registrant’s treasury stock or by GCEAR II or any of its wholly owned subsidiaries will no longer be outstanding and will automatically be retired and will cease to exist, and no consideration will be paid, nor will any other payment or right inure or be made with respect to such shares of GCEAR Common Stock in connection with or as a consequence of the Company Merger.
The Merger Agreement contains customary covenants, including covenants prohibiting the Registrant, its subsidiaries and representatives, and GCEAR II, its subsidiaries and representatives from soliciting, providing information or entering into discussions concerning proposals relating to alternative business combination transactions, subject to certain limited exceptions. The Merger Agreement also provides that prior to the approval by the companies’ respective stockholders of the Company Merger, the respective board of directors of either the Registrant or GCEAR II may in certain circumstances make an Adverse Recommendation Change (as such term is defined in the Merger Agreement), subject to complying with certain conditions set forth in the Merger Agreement.
Immediately following the effective time of the Merger, the board of directors of the Combined Company will be increased to seven members, consisting of the five directors of GCEAR II’s board of directors and the two independent directors of the Registrant’s board of directors, Gregory M. Cazel and Ranjit M. Kripalani, each of whom will serve until the next annual meeting of the stockholders of the Combined Company (and until their successors are duly elected and qualify).
The Merger Agreement may be terminated under certain circumstances, including, but not limited to, by either the Registrant or GCEAR II (in each case, with the prior approval of their respective special committees) if the Company Merger has not been consummated on or before 11:59 p.m. New York time on August 31, 2019, if a final and non-appealable order is entered permanently restraining or otherwise prohibiting the Merger, if the approval of the stockholders of the Registrant or GCEAR II (each, a “Stockholder Approval”) has not been obtained or upon a material uncured breach by the other party that would cause the closing conditions in the Merger Agreement not to be satisfied. In addition, the Registrant may terminate the Merger Agreement upon written notice to GCEAR II (i) if the Registrant has properly accepted a “Superior Proposal” (as defined in the Merger Agreement) at any time prior to receipt by the Registrant of the Stockholder Approval pursuant to the terms of the Merger Agreement, (ii) upon an Adverse Recommendation Change by GCEAR II, (iii) upon GCEAR II’s board of directors approving, adopting or publicly endorsing a Competing Proposal (as such term is defined in the Merger Agreement), (iv) upon the failure of GCEAR II’s board of directors to recommend against acceptance of any tender offer for shares of GCEAR II’s common stock that constitutes a Competing Proposal, (v) upon the failure of GCEAR II’s board of directors to include its recommendation in favor of the Company Merger in the Joint Proxy Statement and Prospectus to be distributed to GCEAR II’s stockholders or (vi) upon GCEAR II’s material violation of certain provisions of the Merger Agreement that has not been or cannot be cured.
GCEAR II may terminate the Merger Agreement upon written notice to the Registrant (i) if GCEAR II has properly accepted a Superior Proposal at any time prior to receipt by GCEAR II of the Stockholder Approval pursuant to the terms of the Merger Agreement, (ii) upon an Adverse Recommendation Change by the Registrant, (iii) upon the Registrant’s board of directors approving, adopting or publicly endorsing a Competing Proposal, (iv) upon the failure of the Registrant’s board of directors to recommend against acceptance of any tender offer for shares of GCEAR Common Stock that constitutes a Competing Proposal, (v) upon the failure of the Registrant’s board of directors to include its recommendation in favor of the Company Merger in the Joint Proxy Statement and Prospectus to be distributed to the Registrant’s stockholders or (vi) upon the Registrant’s material violation of certain provisions of the Merger Agreement that has not been or cannot be cured.
If the Merger Agreement is terminated in connection with the Registrant’s acceptance of a Superior Proposal, approval of a Competing Proposal or making an Adverse Recommendation Change prior to receipt by the Registrant of the Stockholder Approval, then the Registrant must pay to GCEAR II a termination fee of $52,200,000. If the Merger Agreement is terminated in connection with GCEAR II’s acceptance of a Superior Proposal, approval of a Competing Proposal or making an Adverse Recommendation Change prior to receipt by GCEAR II of the Stockholder Approval, then GCEAR II must pay to the Registrant a termination fee of $52,200,000.
The Merger Agreement contains certain representations and warranties made by the parties thereto. The representations and warranties of the parties contained in the Merger Agreement are subject to certain important qualifications and limitations set forth in confidential disclosure letters delivered by each of the Registrant and GCEAR II. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to stockholders.
The obligation of each party to consummate the Merger is subject to a number of conditions, including receipt by each party of the Stockholder Approval, receipt of regulatory approvals, delivery of certain documents and consents, the truth and correctness of the representations and warranties of the parties, subject to the materiality standards contained in the Merger Agreement, the effectiveness of the registration statement on Form S-4 to be filed by GCEAR II to register the shares of the GCEAR II Class E Common Stock to be issued as consideration in the Company Merger, and the absence of a material adverse effect with respect to either the Registrant or GCEAR II.
The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated herein by reference. A copy of the Merger Agreement has been included to provide stockholders with information regarding its terms and is not intended to provide any factual information about the Registrant or GCEAR II. The representations, warranties and covenants contained in the Merger Agreement have been made solely for the benefit of the parties to the Merger Agreement, and are not intended as statements of fact to be relied upon by the Registrant’s stockholders, but rather as a way of allocating the risk between the parties to the Merger Agreement in the event the statements therein prove to be inaccurate. Statements made in the Merger Agreement have been modified or qualified by certain confidential disclosures that were made between the parties in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement attached hereto. Moreover, such statements may no longer be true as of a given date and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders. Accordingly, stockholders should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Registrant or GCEAR II. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Registrant’s public disclosures. The Registrant acknowledges that, notwithstanding the inclusion of the foregoing cautionary statements, it is responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this Current Report on Form 8-K not misleading.
Self Administration Transaction
As mentioned above, on December 14, 2018, the Registrant and the GCEAR Operating Partnership entered into the Self Administration Transaction with Griffin Capital Company, LLC (“GCC”) and Griffin Capital, LLC (“GC LLC”), pursuant to which GCC and GC LLC contributed to the GCEAR Operating Partnership all of the membership interests in Griffin Capital Real Estate Company, LLC (“GRECO”) and certain assets related to the business of GRECO, in exchange for 20,438,684 OP Units as described in detail below. As a result of the Self Administration Transaction, the Registrant is now self-managed and succeeds to the advisory, asset management and property management arrangements formerly in place for both the Registrant and GCEAR II. Accordingly, the sponsor of GCEAR II changed from GCC to the GCEAR Operating Partnership. As part of the Self Administration Transaction, the Registrant entered into a series of agreements and amendments to existing agreements as further described below.
Contribution Agreement
On December 14, 2018, the GCEAR Operating Partnership, as contributee, and the Registrant, as the general partner of the GCEAR Operating Partnership, entered into a Contribution Agreement (the “Contribution Agreement”) with GCC and GC LLC, as contributors, whereby, the GCEAR Operating Partnership acquired 100% of the membership interests in GRECO and substantially all of GRECO’s operating assets, including its 100% membership interests in (i) the Registrant’s advisor, (ii) GCEAR II’s advisor, (iii) Griffin Capital Property Management, LLC, (iv) Griffin Capital Essential Asset Property Management, LLC, the property manager for the Registrant and (v) Griffin Capital Essential Asset Property Management II, LLC, the property manager for GCEAR II, as well as certain of GCC’s operating assets which are for the sole, exclusive use of GRECO, including but not limited to (a) all personal property used in or necessary for the conduct of GRECO’s business (except for furniture and fixtures located at the El Segundo headquarters and leased to the GCEAR Operating Partnership), (b) all intellectual property, goodwill, licenses and sublicenses granted and obtained with respect thereto (including all rights to the “Essential Asset” brand and related trademark) and certain domain names, (c) certain continuing employees and the key persons who have executed employment agreements, and (d) certain other assets as set forth in the Contribution Agreement, in exchange for 20,438,684 OP Units.

In addition, the GCEAR Operating Partnership will pay GC LLC in OP Units earn-out consideration, which will be the amount in excess of $3,000,000 received by GCEAR II’s advisor as a performance distribution attributable to all of the real estate or real estate-related assets owned by GCEAR II as of the closing date, until the earlier to occur of (A) the date that is five (5) years following the date of the Contribution Agreement and (B) the date that the total earn-out consideration paid equals $25,000,000; provided, however, that if the Company Merger is consummated prior to the occurrence of (A) or (B), then upon completion of the Company Merger, the GCEAR Operating Partnership will pay to GC LLC earn-out consideration in the form of OP Units having an aggregate value of $25,000,000. Except for payment in the event of the Company Merger (which will be due and payable upon the completion of the Company Merger), payments of earn-out consideration will commence upon the date that is one year following the date of the Contribution Agreement and will be made annually thereafter until GC LLC is no longer entitled to receive the earn-out consideration in accordance with the Contribution Agreement.

Upon consummation of the Company Merger, the GCEAR Operating Partnership will pay GCC in cash earn-out consideration equal to (i) 37.25% of the amounts received by GCEAR II’s advisor as advisory fees pursuant to the GCEAR II advisory agreement with respect to the incremental common equity invested in GCEAR II’s follow-on public offering from the closing of the Company Merger through the termination of GCEAR II’s follow-on public offering, plus (ii) 37.25% of the amounts that would have been received by the GCEAR II advisor as performance distributions pursuant to the operating partnership agreement of GCEAR II, with respect to assets acquired by GCEAR II from the closing date of the Company Merger through the termination of the follow-on public offering. Such cash earn-out consideration will accrue on an ongoing basis and be paid quarterly; provided that such cash earn-out consideration will in no event exceed an amount equal to 2.5% of the aggregate dollar amount of common equity invested in GCEAR II pursuant to its follow-on public offering from the closing of the Company Merger through the termination of such follow-on public offering.
As part of the Self Administration Transaction, the Registrant, through GRECO, hired the workforce currently responsible for the management and day to day real estate and accounting operations of the Registrant and GCEAR II under the various agreements acquired.
The Contribution Agreement contains customary representations, warranties, covenants and agreements of the Registrant, the GCEAR Operating Partnership, GCC and GC LLC.
The foregoing summary of the material terms of the Contribution Agreement is qualified in its entirety by reference to the Contribution Agreement, which is attached hereto as Exhibit 2.2 and incorporated by reference herein.
Administrative Services Agreement
On December 14, 2018, the Registrant entered into an Administrative Services Agreement with the GCEAR Operating Partnership, GCC, GC LLC, GRECO and Griffin Capital Essential Asset TRS, Inc. (“TRS”) (the “Administrative Services Agreement”), pursuant to which, effective January 1, 2019, GCC and GC LLC will continue to provide certain operational and administrative services at cost to the Registrant, the GCEAR Operating Partnership, TRS, and GRECO, which may include, without limitation, the shared information technology, human resources, legal, due diligence, marketing, events, operations, accounting and administrative support services set forth in the Administrative Services Agreement. The foregoing summary of the material terms of the Administrative Services Agreement is qualified in its entirety by reference to the Administrative Services Agreement, which is attached hereto as Exhibit 10.1 and incorporated by reference herein.
Fourth Amended and Restated Limited Partnership Agreement and Redemption of Limited Partner Interest Agreement
On December 14, 2018, the Registrant entered into (i) a Fourth Amended and Restated Limited Partnership Agreement of the GCEAR Operating Partnership (the “Operating Partnership Agreement”), which amends and supersedes the Third Amended and Restated Limited Partnership Agreement (the “Former OP Agreement”), and (ii) a Redemption of Limited Partner Interest Agreement (the “Limited Partner Interest Redemption Agreement”) with the Registrant’s advisor and the GCEAR Operating Partnership, pursuant to which the GCEAR Operating Partnership will redeem all of the limited partnership interests held by the Registrant’s advisor in the GCEAR Operating Partnership.
As a result of the entry into the above-described Limited Partner Interest Redemption Agreement and the Operating Partnership Agreement, (1) references to the limited partner interests previously held by the Registrant’s advisor in the GCEAR Operating Partnership have been removed from the Operating Partnership Agreement, in connection with the redemption of such interests pursuant to the Limited Partner Interest Redemption Agreement,(2) provisions related to the subordinated incentive distributions payable to the Registrant’s advisor pursuant to the limited partnership interests have been removed from the Operating Partnership Agreement, and (3) provisions related to the authorization of the Series A Preferred Units and designation of the rights, powers, privileges, restrictions, qualifications and limitations of the Series A Preferred Units have been added. Accordingly, the Registrant and the GCEAR Operating Partnership will no longer have any obligation to make the Subordinated Incentive Listing Distribution, Subordinated Distribution Due Upon Extraordinary Transaction or Subordinated Distribution Due Upon Termination (each as defined in the Former OP Agreement). The foregoing summary of the material terms of the Operating Partnership Agreement and Limited Partner Interest Redemption Agreement is qualified in its entirety by references to the Operating Partnership Agreement and Limited Partner Interest Redemption Agreement, as applicable, which are attached hereto as Exhibits 10.2 and 10.3, respectively, and incorporated by reference herein.
Registration Rights Agreement
On December 14, 2018, the Registrant, the GCEAR Operating Partnership and GC LLC entered into a registration rights agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, GC LLC (or any successor holder) has the right after November 30, 2020 (the “Lock-Up Expiration”) to request the Registrant to register for resale under the Securities Act of 1933, as amended, shares of the Registrant’s common stock issued or issuable to such holder. The Registrant will use commercially reasonable efforts to file a registration statement on Form S-3 within 30 days of such request and within 60 days of such request in the case of a registration statement on Form S-11 or such other appropriate form.  The Registrant will cause such registration statement to become effective as soon as reasonably practicable thereafter. The Registration Rights Agreement also grants GC LLC (or any successor holder) certain “piggyback” registration rights after the Lock-Up Expiration.  If the Company Merger is consummated, it is anticipated that this obligation will be assumed by GCEAR II as the successor company.
The foregoing summary of the material terms of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, which is attached hereto as Exhibit 10.4 and incorporated by reference herein.
Indemnification Agreements
On and effective as of December 14, 2018, the Registrant entered into indemnification agreements with each of its directors and the continuing executive officers (each, an “Indemnitee”), each in substantially the form attached hereto as Exhibit 10.5. The indemnification agreements obligate the Registrant, if an Indemnitee is or is threatened to be made a party to, or witness in, any proceeding by reason of such Indemnitee’s status as a present or former director, trustee, officer, partner, manager, member, fiduciary, employee or agent of the Registrant, or as a director, trustee, officer, partner, manager, member, fiduciary, employee or agent of another entity that the Indemnitee served in such capacity at the Registrant’s request, to indemnify such Indemnitee, and advance expenses actually and reasonably incurred by him or her, or on his or her behalf, unless it has been established that:

*	the act or omission of the Indemnitee was material to the matter giving rise to the proceeding and was committed in bad faith or was the result of active and deliberate dishonesty;

*	the Indemnitee actually received an improper personal benefit in money, property or services; or

*	with respect to any criminal action or proceeding, the Indemnitee had reasonable cause to believe his or her conduct was unlawful.
In addition, except as described below, an Indemnitee is not entitled to indemnification pursuant to the indemnification agreement:

*	if the proceeding was one brought by the Registrant or on its behalf and the Indemnitee is adjudged to be liable to the Registrant;

*	if the Indemnitee is adjudged to be liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the Indemnitee; or

*	if the Indemnitee is adjudged to be liable on the basis that a personal benefit was improperly received in a proceeding charging improper personal benefit to the Indemnitee; or

*
in any proceeding brought against the Registrant by the Indemnitee other than to enforce his or her rights under the indemnification agreement, and then only to the extent provided by the agreement, and except as may be expressly provided in the Registrant’s bylaws, a resolution of the Registrant’s board of directors or the Registrant’s stockholders entitled to vote generally in the election of directors or an agreement approved by the Registrant’s board of directors.

Notwithstanding the limitations on indemnification described above, on application by an Indemnitee to a court of appropriate jurisdiction, the court may order indemnification of such Indemnitee if the court determines that such Indemnitee is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the Indemnitee (a) has met the standard of conduct set forth above, or (b) has been adjudged liable for receipt of an improper personal benefit. Under Maryland law, any such indemnification is limited to the expenses actually and reasonably incurred by the Indemnitee, or on his or her behalf, in connection with any proceeding by or on behalf of the Registrant or in which the Indemnitee was adjudged liable for receipt of an improper personal benefit. If the court determines that the Indemnitee is so entitled to indemnification, the Indemnitee will also be entitled to recover from the Registrant the expenses of securing such indemnification.
Notwithstanding, and without limiting, any other provision of the indemnification agreements, if an Indemnitee is made a party to any proceeding by reason of such Indemnitee’s status as a present or former director, trustee, officer, partner, manager, member, fiduciary, employee or agent of the Registrant, or as a director, trustee, officer, partner, manager, member, fiduciary, employee or agent of another entity that the Indemnitee served in such capacity at the Registrant’s request, and such Indemnitee is successful, on the merits or otherwise, as to one or more (even if less than all) claims, issues or matters in such proceeding, the Registrant must indemnify such Indemnitee for all expenses actually and reasonably incurred by him or her, or on his or her behalf, in connection with each successfully resolved claim, issue or matter, including any claim, issue or matter in such a proceeding that is terminated by dismissal, with or without prejudice.
In addition, the indemnification agreements require the Registrant to advance reasonable expenses incurred by an Indemnitee within ten days of the receipt by the Registrant of a statement from the Indemnitee requesting the advance, provided the statement evidences the expenses and is accompanied by:

*	a written affirmation of the Indemnitee’s good faith belief that he or she has met the standard of conduct necessary for indemnification; and

*	a written undertaking to reimburse the Registrant if a court of competent jurisdiction determines that the Indemnitee is not entitled to indemnification.
The indemnification agreements also provide for procedures for the determination of entitlement to indemnification, including a requirement that such determination be made by independent counsel after a change of control of the Registrant.

The foregoing summary is qualified in its entirety by reference to the full text of the form of Indemnification Agreement attached as Exhibit 10.5 hereto and incorporated herein by reference.

Item 2.01. Completion of Acquisition or Disposition of Assets

The information provided in Item 1.01 regarding the Self Administration Transaction is incorporated by reference into this Item 2.01.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Officer Transitions and Appointments

On December 14, 2018, Mr. Kevin Shields was appointed Executive Chairman of the Registrant and thereby resigned as Chief Executive Officer of the Registrant. In addition, on December 14, 2018, Mr. Michael Escalante was appointed Chief Executive Officer of the Registrant and will continue in the role of President. Mr. Javier Bitar will continue in his roles of Chief Financial Officer and Treasurer. Mr. Howard S. Hirsch was appointed Chief Legal Officer and Secretary and relinquished his positions as Vice President and Assistant Secretary. Mr. Louis K. Sohn was appointed Managing Director, Acquisitions & Corporate Finance and Mr. Scott Tausk was appointed Managing Director, Asset Management. Concurrently, Ms. Mary Higgins resigned as General Counsel, Secretary and Vice President of the Registrant but will continue her role with GCC as General Counsel, Real Estate; and Mr. David Rupert resigned as Executive Vice President of the Registrant but will continue his role with GCC as President.

Employment Agreement with Mr. Escalante

In connection with Mr. Escalante's appointment as Chief Executive Officer of the Registrant, on December 14, 2018, the Registrant, GRECO and the GCEAR Operating Partnership entered into an Employment Agreement with Mr. Escalante to serve as the Registrant's Chief Executive Officer and President (the “Escalante Employment Agreement”). The Escalante Employment Agreement has an initial term of five years and will automatically renew for additional one year periods thereafter, unless either the Registrant or Mr. Escalante provide advance written notice of its or his intent not to renew or unless sooner terminated in accordance with the terms thereof (the “Term”).
Pursuant to the terms of the Escalante Employment Agreement, Mr. Escalante is entitled to, among other things:

•	Beginning January 1, 2019, an annual base salary of $800,000, subject to annual review for increase (but not decrease) by the Registrant's board of directors or a committee thereof;

•
Beginning January 1, 2019, earn an annual cash bonus opportunity (“Incentive Bonus”) with threshold, target and maximum award opportunities of 175%, 250% and 325%, respectively, of the base salary actually paid for such year (subject to adjustment if the Registrant's common stock becomes listed on an established stock exchange). The entitlement to and payment of an annual Incentive Bonus is subject to the approval of the compensation committee of the Registrant's board of directors, except that for 2019 and 2020, Mr. Escalante is guaranteed to receive an Incentive Bonus equal to at least the applicable target level for each such year;

•	Equity awards as follows:

◦
In the first quarter of 2019, Mr. Escalante will be granted a time-based equity award with respect to either shares of the Registrant's common stock or OP Units, in a form to be determined by the compensation committee of the Registrant's board of directors, which will vest ratably over four years (the “Initial Equity Award”). The Initial Equity Award will have a value of $7 million;

◦
The Initial Equity Award will be the sole equity award granted to Mr. Escalante until January 2021, at which time, the Registrant will propose to grant Mr. Escalante an equity award with a target value of $3.5 million and which will be 100% time-vested if the Registrant's common stock is not then listed on an established stock exchange, or will be a minimum of 40% time-vested if the Registrant's common stock is then listed on an established stock exchange, with the remainder subject to performance-based vesting (the “2021 Equity Award”). The 2021 Equity Award is subject to approval by the compensation committee of the Registrant's board of directors, which may approve a greater or lesser target value and will establish the terms and conditions applicable to the 2021 Equity Award; and

•	Payments and benefits upon termination of employment as follows:

◦
Death or Disability (as defined in the Escalante Employment Agreement): (i) base salary earned but not paid as of the termination date, any Incentive Bonus earned by Mr. Escalante for the prior calendar year but not yet paid, reimbursement for unpaid expenses to which Mr. Escalante is entitled to reimbursement, and any accrued vacation time or other vested compensation or benefits to which Mr. Escalante is entitled under any benefits plans (collectively, the “Accrued Obligations”); (ii) the Incentive Bonus for the calendar year in which the termination occurs, pro-rated for the amount of time Mr. Escalante was employed during such calendar year, assuming target performance; (iii) a lump sum payment equal to 24 months of Healthcare Benefits (as defined in the Escalante Employment Agreement); and (iv) the automatic vesting of (1) all outstanding equity awards held by Mr. Escalante as of immediately prior to his termination, assuming target performance for any performance period that has not yet ended (the “Equity Award Vesting”), and (2) Mr. Escalante's account under the Registrant's Executive Deferred Compensation Plan, in full.

◦
Without Cause or with Good Reason (as such terms are defined in the Escalante Employment Agreement): (i) the Accrued Obligations; (ii) a pro-rated Incentive Bonus for the calendar year in which such termination occurs (assuming target individual performance and actual Registrant performance), pro-rated for the amount of time Mr. Escalante was employed during such calendar year; (iii) a lump sum payment equal to three (3) times the sum of (A) his base salary then in effect plus (B) the average of the Incentive Bonus paid to Mr. Escalante for the prior two calendar years preceding the year in which such termination occurs (or, in the event such termination date occurs prior to the end of two years after the effective date of the Escalante Employment Agreement, Mr. Escalante's target Incentive Bonus for any such years not yet elapsed); (iv) a lump sum payment equal to 24 months (or, if such termination occurs prior to December 31, 2020, 36 months) of Healthcare Benefits (as defined in the Escalante Employment Agreement); (v) the Equity Award Vesting; and (vi) the vesting in full of Mr. Escalante's account under the Registrant's Executive Deferred Compensation Plan.

◦
Termination by the Registrant without Cause or by Mr. Escalante with Good Reason during the Term and within six months preceding, on or 12 months following a Change in Control (as defined in the Escalante Employment Agreement) of the Registrant: all of the benefits and payments described in the paragraph “Without Cause or with Good Reason” above, except that the Healthcare Benefits will be calculated to cover 36 months.

The Escalante Employment Agreement also provides that Mr. Escalante will be subject to customary non-compete, non-solicitation, non-disparagement and other restrictive covenants.

The above description of the terms of the Escalante Employment Agreement is not complete and is qualified by reference to the complete document, which is attached hereto as Exhibit 10.6 and incorporated herein by reference.

Employment Agreements With Other Officers

On December 14, 2018, the Registrant also entered into employment agreements with each of Javier Bitar, Howard S. Hirsch, Louis K. Sohn and Scott Tausk. Each of such employment agreements (collectively, the “Employment Agreements”) is substantially similar to the material terms of the Escalante Employment Agreement except as noted below:

Javier Bitar. Mr. Bitar serves as the Registrant’s Chief Financial Officer and Treasurer. His initial base salary is $450,000 and his Incentive Bonus threshold, target and maximum award opportunities are 100%, 150%, and 200%, respectively. His Initial Equity Award will have a value of $1 million and he will be eligible to receive annual equity awards beginning in 2020. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of Healthcare Benefits. Upon termination Without Cause or with Good Reason, Mr. Bitar will receive a lump sum payment equal to 1.5 times his base salary plus Incentive Bonus (as described above) and a lump sum payment equal to 18 months of Healthcare Benefits. Upon termination six months preceding or 12 months following a Change in Control, Mr. Bitar will receive a lump sum payment equal to 2.5 times his base salary plus Incentive Bonus and a lump sum payment equal to 30 months of Healthcare Benefits.

Howard S. Hirsch. Mr. Hirsch serves as the Registrant’s Chief Legal Officer and Secretary. His initial base salary is $400,000 and his Incentive Bonus threshold, target and maximum award opportunities are 75%, 100%, and 150%, respectively. His Initial Equity Award will have a value of $650,000 and he will be eligible to receive annual equity awards beginning in 2020. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of Healthcare Benefits. Upon termination Without Cause or with Good Reason, Mr. Hirsch will receive a lump sum payment equal to 1.5 times his base salary plus Incentive Bonus (as described above) and a lump sum payment equal to 18 months of Healthcare Benefits. Upon termination six months preceding or 12 months following a Change in Control, Mr. Hirsch will receive a lump sum payment equal to 2.5 times his base salary plus Incentive Bonus and a lump sum payment equal to 30 months of Healthcare Benefits. In addition, the agreement provides that as part of his employment with the Registrant, Mr. Hirsch will also provide services to GCC and its affiliates pursuant to the Administrative Services Agreement at cost.

Louis K. Sohn. Mr. Sohn serves as the Registrant’s Managing Director, Acquisitions & Corporate Finance. His initial base salary is $300,000 and his Incentive Bonus threshold, target and maximum award opportunities are 75%, 125%, and 175%, respectively. His Initial Equity Award will have a value of $500,000 and he will be eligible to receive annual equity awards beginning in 2020. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of Healthcare Benefits. Upon termination Without Cause or with Good Reason, Mr. Sohn will receive a lump sum payment equal to 1 times his base salary plus Incentive Bonus (as described above) and a lump sum payment equal to 1 year of Healthcare Benefits. Upon termination six months preceding or 12 months following a Change in Control, Mr. Sohn will receive a lump sum payment equal to 2 times his base salary plus Incentive Bonus and a lump sum payment equal to 24 months of Healthcare Benefits.

Scott Tausk. Mr. Tausk serves as the Registrant’s Managing Director, Asset Management. His initial base salary is $300,000 and his Incentive Bonus threshold, target and maximum award opportunities are 75%, 125%, and 175%, respectively. His Initial Equity Award will have a value of $500,000 and he will be eligible to receive annual equity awards beginning in 2020. Upon termination for Death or Disability, the lump sum payment will be equal to 18 months of Healthcare Benefits. Upon termination Without Cause or with Good Reason, Mr. Tausk will receive a lump sum payment equal to 1 times his base salary plus Incentive Bonus (as described above) and a lump sum payment equal to 1 year of Healthcare Benefits. Upon termination six months preceding or 12 months following a Change in Control, Mr. Tausk will receive a lump sum payment equal to 2 times his base salary plus Incentive Bonus and a lump sum payment equal to 24 months of Healthcare Benefits.

The above description of the terms of the Employment Agreements for the other officers is not complete and is qualified by reference to the complete Form of Employment Agreement, which is attached hereto as Exhibit 10.7 and incorporated herein by reference.
Item 7.01.  Regulation FD Disclosure
Joint Press Release and Investor Presentation
On December 20, 2018, the Registrant and GCEAR II issued a joint press release announcing the Company Merger pursuant to the Merger Agreement and the Self Administration Transaction as described in detail in Item 1.01 of this Current Report on Form 8-K above. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein solely for purposes of this Item 7.01 disclosure.

In addition, on December 20, 2018, the Registrant posted to its website (http://www.griffincapital.com) an investor presentation prepared by the Registrant and GCEAR II containing certain information related to the proposed Merger. A copy of the investor presentation is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated herein solely for purposes of this Item 7.01 disclosure.
Pursuant to the rules and regulations of the Securities and Exchange Commission (the “SEC”), the information in this Item 7.01 disclosure, including Exhibits 99.1 and 99.2 and information set forth therein, is deemed to have been furnished and shall not be deemed to be “filed” under the Securities Exchange Act of 1934.
Item 8.01. Other Events
Suspension of Distribution Reinvestment Plan and Share Redemption Program
In connection with the transactions contemplated herein, on December 12, 2018, the board of directors of the Registrant approved the temporary suspension of its distribution reinvestment plan and share redemption program (“SRP”). During the quarter ended September 30, 2018, the Registrant reached the 5% annual limitation of the SRP for 2018, and therefore, redemptions submitted for the fourth quarter of 2018 will not be processed, and the SRP shall be officially suspended as of January 19, 2019. The distribution reinvestment plan shall be officially suspended as of December 30, 2018. All December distributions will be paid in cash only. The distribution reinvestment plan and SRP shall remain suspended until such time, if any, as the board of directors of the Registrant may approve the resumption of the distribution reinvestment plan and SRP.
Declaration of Distributions

On December 12, 2018, the Registrant’s board of directors declared distributions in the amount of $0.001901096 per day per share on the outstanding shares of common stock payable to stockholders of record at the close of business on each day during the period from January 1, 2019 through the earlier of (a) March 31, 2019 or (b) the closing of the Merger. Such distributions payable to each stockholder of record during a month will be paid on such date of the following month as the Company’s Chief Executive Officer may determine.
Notice of Annual Meeting
On December 18, 2018, the Registrant’s board of directors set the Registrant’s annual meeting date for March 13, 2019.

ADDITIONAL INFORMATION ABOUT THE MERGER
In connection with the Merger, GCEAR II will prepare and file with the SEC a registration statement on Form S-4 containing a Joint Proxy Statement and Prospectus jointly prepared by the Registrant and GCEAR II, and other related documents. The Joint Proxy Statement and Prospectus will contain important information about the Merger and related matters. INVESTORS ARE URGED TO READ THE JOINT PROXY STATEMENT AND PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) AND OTHER RELEVANT DOCUMENTS FILED BY THE REGISTRANT AND GCEAR II WITH THE SEC CAREFULLY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE REGISTRANT, GCEAR II AND THE MERGER. Investors and stockholders of the Registrant and GCEAR II may obtain free copies of the registration statement, the Joint Proxy Statement and Prospectus and other relevant documents filed by the Registrant and GCEAR II with the SEC (if and when they become available) through the website maintained by the SEC at www.sec.gov. Copies of the documents filed by the Registrant and GCEAR II with the SEC are also available free of charge on the Registrant’s and GCEAR II’s website at www.griffincapital.com.
This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

PARTICIPANTS IN SOLICITATION RELATING TO THE MERGER
The Registrant, GCEAR II and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the Registrant’s and GCEAR II’s stockholders in respect of the Merger. Information regarding the Registrant’s directors and executive officers can be found in the Registrant’s most recent Annual Report on Form 10-K filed on March 9, 2018. Information regarding GCEAR II’s directors and executive officers can be found in GCEAR II’s most recent Annual Report on Form 10-K filed on March 9, 2018. Additional information regarding the interests of such potential participants will be included in the Joint Proxy Statement and Prospectus and other relevant documents filed with the SEC in connection with the Merger if and when they become available. These documents are available free of charge on the SEC’s website and from the Registrant or GCEAR II, as applicable, using the sources indicated above.
Forward-Looking Statements
This report contains statements that constitute “forward-looking statements,” as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and such statements are intended to be covered by the safe harbor provided by the same. These statements are based on management’s current expectations and beliefs and are subject to a number of trends and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements; the Registrant can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Registrant’s expectations include, but are not limited to, the risk that the Merger will not be consummated within the expected time period or at all; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; the inability of the Registrant or GCEAR II to obtain the Stockholder Approval or the failure to satisfy the other conditions to completion of the Merger; risks related to disruption of management’s attention from the ongoing business operations due to the Merger; availability of suitable investment opportunities; changes in interest rates; the availability and terms of financing; general economic conditions; market conditions; legislative and regulatory changes that could adversely affect the business of the Registrant or GCEAR II; and other factors, including those set forth in the Risk Factors section of the Registrant’s most recent Annual Report on Form 10-K for the year ended December 31, 2017, as updated by the Registrant’s subsequent Quarterly Reports on Form 10-Q for the periods ended March 31, 2018, June 30, 2018 and September 30, 2018 filed with the SEC, and other reports filed by the Registrant with the SEC, copies of which are available on the SEC’s website, www.sec.gov. The Registrant undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.
Item 9.01.  Financial Statements and Exhibits
(a) Financial Statements of Businesses Acquired
On November 7, 2018, the SEC, pursuant to its authority under Rule 3-13 of Regulation S-X, granted the Registrant a waiver from the requirements under Rule 3-05 and Article 11 of Regulation S-X to file the audited financial statements of GRECO and related pro forma financial information related to the Self Administration Transaction. The Registrant submitted a request for such waiver because, among other things, GRECO’s historical financial statements are not representative of the operations acquired by the Registrant and are not useful to investors given the significantly differing operations of GRECO from 2015 through 2017.  In addition, it would be burdensome and expensive to prepare separate audited financial statements of GRECO because GRECO does not prepare separate financial statements; rather it is consolidated into GCC’s financial statements. Further, even if provided, the audited financials do not provide relevant information of the operations of GRECO on a going forward basis and would be confusing to investors. Accordingly, such Item 9.01(a) and (b) financial information is omitted.
(b) Pro Forma Financial Information
See above.
(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger dated December 14, 2018, by and among the Registrant, the GCEAR Operating Partnership, GCEAR II, the GCEAR II Operating Partnership and Merger Sub*
2.2	Contribution Agreement dated December 14, 2018, by and among the Registrant, the GCEAR Operating Partnership, GCC and GC LLC*
10.1	Administrative Services Agreement dated December 14, 2018, by and among the Registrant, the GCEAR Operating Partnership, GCC, GC LLC, TRS and GRECO *
10.2	Fourth Amended and Restated Limited Partnership Agreement dated December 14, 2018
10.3	Limited Partner Interest Redemption Agreement dated December 14, 2018, by and among the Registrant, the Registrant’s advisor and the GCEAR Operating Partnership
10.4	Registration Rights Agreement dated December 14, 2018, by and among the Registrant, the GCEAR Operating Partnership and GC LLC
10.5	Form of Indemnification Agreement dated December 14, 2018
10.6	Escalante Employment Agreement dated December 14, 2018
10.7	Form of Employment Agreement for Other Officers dated December 14, 2018
99.1	Joint Press Release dated December 20, 2018
99.2	Investor Presentation dated December 20, 2018

________________

*	Schedules omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant agrees to furnish a supplemental copy of any omitted schedule to the SEC upon request.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Griffin Capital Essential Asset REIT, Inc.

Date: December 20, 2018	By:	/s/ Javier F. Bitar
Javier F. Bitar
Chief Financial Officer and Treasurer